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                                                                     EXHBIT 99.1

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                                CREDIT AGREEMENT

                         Dated as of September 5, 1997

                                     among

                            NABORS INDUSTRIES, INC.,
                               as a Borrower, and

                         NABORS ALASKA DRILLING, INC.,
                           NABORS DRILLING USA, INC.,
                          NABORS INTERNATIONAL, INC.,
                       SUNDOWNER OFFSHORE SERVICES, INC.,
                      NABORS OFFSHORE DRILLING, INC., and
                     NABORS DRILLING INTERNATIONAL LIMITED,
                          as Subsidiary Borrowers, and


                              THE OTHER SUBSIDIARY
                   BORROWERS FROM TIME TO TIME PARTY HERETO,


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                          as Administrative Agent and
             as Letter of Credit Issuing Bank and Swing Loan Bank,

                 WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION
                            as Documentation Agent,

                                      and


                     THE OTHER FINANCIAL INSTITUTIONS FROM
                           TIME TO TIME PARTY HERETO



                                  Arranged by


                          BANCAMERICA SECURITIES, INC.



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                               TABLE OF CONTENTS

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
ARTICLE I DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
   1.01 Certain Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
   1.02 Other Interpretive Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
   1.03 Accounting Principles   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE II THE CREDITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
   2.01 Amounts and Terms of Commitments; Loan Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
              (a) The Revolving Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
              (b) Swing Loan Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
              (c) Loan Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
              (d) Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
   2.02 Certain Pricing Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
   2.03 Procedure for Borrowing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
              (a) Notice of Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
              (b) Funding Mechanics . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
              (c) Interest Rate Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
   2.04 Conversion and Continuation Elections Regarding Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
   2.05 Voluntary Termination or Reduction of Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
   2.06 Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
   2.07 Mandatory Prepayments of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
   2.08 Repayment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
              (a) The Revolving Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
              (b) Swing Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
   2.09 Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
   2.10 Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
              (a) Arrangement, Agency Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
              (b) Commitment Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
   2.11 Computation of Fees and Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
   2.12 Payments by the Borrowers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
   2.13 Payments by the Banks to the Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
   2.14 Sharing of Payments, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
   2.15 Special Provisions for Swing Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
              (a) Banks to Make Revolving Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
              (b) Participations in Swing Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
              (c) Acknowledged Privity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
              (d) Unconditional Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE III THE LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
   3.01 The Letter of Credit Subfacility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
   3.02 Issuance, Amendment and Renewal of Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
   3.03 Risk Participations, Drawings and Reimbursements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
   3.04 Repayment of Participations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
   3.05 Role of the Issuing Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   3.06 Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   3.07 Cash Collateral Pledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
   3.08 Letter of Credit Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
              (a) Risk Participation Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
              (b) Fronting Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32





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
              (c) Computation and Payment of Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
              (d) Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   3.09 Uniform Customs and Practice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE IV TAXES, YIELD PROTECTION AND ILLEGALITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   4.01 Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   4.02 Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
   4.03 Increased Costs and Reduction of Return   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   4.04 Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
   4.05 Inability to Determine Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
   4.06 Reserves on Offshore Rate Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
   4.07 Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE V CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
   5.01 Conditions of Initial Credit Extensions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
              (a) Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
              (b) Resolutions; Incumbency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
              (c) Organization Documents; Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
              (d) Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
              (e) Payment of Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
              (f) Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
              (g) Other Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
   5.02 Conditions of Initial Advance to each Subsidiary Borrower   . . . . . . . . . . . . . . . . . . . . . . . . .  37
   5.03 Conditions to All Credit Extensions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
              (a) Notice, Application . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
              (b) Continuation of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . .  38
              (c) No Existing Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
              (d) Legality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE VI REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
   6.01 Corporate Existence and Power   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
   6.02 Corporate Authorization; No Contravention   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
   6.03 Governmental Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
   6.04 Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
   6.05 Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
   6.06 No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
   6.07 ERISA Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
   6.08 Use of Proceeds; Margin Regulations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
   6.09 Title to Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
   6.10 Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
   6.11 Financial Condition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
   6.12 Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
   6.13 Regulated Entities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
   6.14 No Burdensome Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
   6.15 Copyrights, Patents, Trademarks and Licenses, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
   6.16 Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
   6.17 Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
   6.18 Labor Controversies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
   6.19 Full Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE VII AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
   7.01 Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
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
   7.02 Certificates; Other Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
   7.03 Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
   7.04 Preservation of Corporate Existence, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
   7.05 Maintenance of Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
   7.06 Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
   7.07 Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
   7.08 Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
   7.09 Compliance with ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
   7.10 Inspection of Property and Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
   7.11 Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
   7.12 Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
   7.13 New Subsidiary Guarantors.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
   7.14 Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
   7.15 Certain Terms Concerning Subordinated Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE VIII NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
   8.01 Limitation on Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
   8.02 Disposition of Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
   8.03 Consolidations and Mergers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
   8.04 Loans and Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
   8.05 Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
   8.06 Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
   8.07 Joint Ventures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
   8.08 Change in Structure; Subsidiary Borrowers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
   8.09 ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
   8.10 Change in Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
   8.11 Accounting Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
   8.12 Foreign Subsidiary Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
   8.13 Capitalization Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
   8.14 Minimum Net Worth   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
   8.15 Interest Coverage Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
   8.16 Subsidiary Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
   8.17 Debt of SPVs; No Liens or Stock Held by SPVs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE IX EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
   9.01 Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
              (a) Non-Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
              (b) Representation or Warranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
              (c) Specific Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
              (d) Other Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
              (e) Cross-Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
              (f) Insolvency; Voluntary Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
              (g) Involuntary Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
              (h) ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
              (i) Monetary Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
              (j) Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
              (k) Guarantor Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
   9.02 Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
   9.03 Rights Not Exclusive  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

ARTICLE X THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
   10.01 Appointment and Authorization; Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
   10.02 Delegation of Duties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

   10.03 Liability of Agent-Related Persons and Documentation Agent   . . . . . . . . . . . . . . . . . . . . . . . .  57
   10.04 Reliance by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
   10.05 Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
   10.06 Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
   10.07 Indemnification of Agent-Related Persons and Documentation Agent   . . . . . . . . . . . . . . . . . . . . .  59
   10.08 Agent and Documentation Agent in Individual Capacity   . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
   10.09 Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
   10.10 Withholding Tax  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
   10.11 Documentation Agent; Arranger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

ARTICLE XI MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
   11.01 Amendments and Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
   11.02 Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
   11.03 No Waiver; Cumulative Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
   11.04 Costs and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
   11.05 Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
   11.06 Payments Set Aside   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
   11.07 Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
   11.08 Assignments, Participations, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
   11.09 Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
   11.10 Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
   11.11 Company as Subsidiary Borrower Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
   11.12 Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
   11.13 Indemnity and Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
   11.14 Notification of Addresses, Lending Offices, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
   11.15 Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
   11.16 Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
   11.17 No Third Parties Benefited   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
   11.18 GOVERNING LAW AND JURISDICTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
   11.19 WAIVER OF JURY TRIAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
   11.20 Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

SCHEDULES

Schedule 2.01             Commitments
Schedule 2.02             Pricing Chart
Schedule 6.16             Subsidiaries and Investments
Schedule 8.01             Permitted Liens
Schedule 11.02            Lending Offices; Addresses for Notices


EXHIBITS

Exhibit A                 Form of Notice of Borrowing
Exhibit B                 Form of Notice of Conversion/Continuation
Exhibit C                 Form of Compliance Certificate
Exhibit D-1               Form of Legal Opinion of Outside Counsel to the
                          Company and Subsidiaries
Exhibit D-2               Form of Legal Opinion of Internal Counsel to the
                          Company and Subsidiaries
Exhibit E                 Form of Assignment and Acceptance
Exhibit F                 Form of Revolving Note
Exhibit G                 Form of Swing Loan Note
Exhibit H                 Form of Parent Guaranty
Exhibit I                 Form of Subsidiary Guaranty
Exhibit J                 Form of Subsidiary Borrower Counterpart
Exhibit K                 Form of Swing Loan Participation Certificate


     Certain schedules and the exhibits have been omitted. The Company agrees to furnish to the Securities and Exchange Commission supplementally a copy of any omitted schedule or exhibit.

                                CREDIT AGREEMENT


         This CREDIT AGREEMENT is entered into as of September 5, 1997, among NABORS INDUSTRIES, INC., a Delaware corporation (the "Company"), NABORS ALASKA DRILLING, INC., an Alaska corporation and a Wholly-Owned Subsidiary of the Company, NABORS DRILLING USA, INC., a Delaware corporation and a Wholly-Owned Subsidiary of the Company, NABORS INTERNATIONAL, INC., a Delaware corporation and a Wholly-Owned Subsidiary of the Company, SUNDOWNER OFFSHORE SERVICES, INC., a Nevada corporation and a Wholly-Owned Subsidiary of the Company, NABORS OFFSHORE DRILLING, INC., a Delaware corporation and a Wholly-Owned Subsidiary of the Company, NABORS DRILLING INTERNATIONAL LIMITED, a Delaware corporation and a Wholly-Owned Subsidiary of the Company, the other Subsidiary Borrowers (as defined herein) from time to time party to this Agreement, the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Issuing Bank, as Swing Loan Bank and as administrative agent (the "Agent") for the Banks and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, as documentation agent (the "Documentation Agent").

         WHEREAS, the Company and the Subsidiary Borrowers have requested, and the Banks have agreed to make available to the Company and the Subsidiary Borrowers, a revolving credit facility, including a letter of credit subfacility and swingline subfacility, upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which are acknowledged hereby, the parties hereto agree as follows, intending to be legally bound:


                                   ARTICLE I

                                  DEFINITIONS

         1.01 Certain Defined Terms. The following terms have the following meanings:

                 "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

                 "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                 "Agent" means BofA in its capacity as administrative agent for the Banks hereunder, and any successor agent arising under Section 10.09.

                 "Agent-Related Persons" means BofA and any successor Agent arising under Section 10.09 and any successor Issuing Bank or Swing Loan Bank hereunder, together with their respective Affiliates (including the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                 "Agent's Payment Office" means the address for payments set forth on Schedule 11.02 or such other address as the Agent may from time to time specify.

                 "Agreement" means this Credit Agreement.

                 "Applicable Margin" means the amount determined in accordance with the provisions of Section 2.02 of this Agreement.

                 "Arranger" means BancAmerica Securities, Inc., a Delaware corporation.

                 "Assignee" has the meaning specified in subsection 11.08(a).

                 "Attorney Costs" of a Person means and includes all fees and disbursements of any law firm or other external counsel and all disbursements of internal counsel.

                 "Bank" has the meaning specified in the introductory clause hereto. References to the "Banks" shall include BofA, including in its capacity as Issuing Bank and in its capacity as Swing Loan Bank; for purposes of clarification only, to the extent that BofA may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank or Swing Loan Bank, its status as such will be specifically referenced.

                 "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

                 "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the per annum rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                 "Base Rate Loan" means a Revolving Loan or a Swing Loan that bears interest based on the Base Rate.

                 "Basis Point" means one one-hundredth of one percent (1/100th of 1%).

                 "BofA" means Bank of America National Trust and Savings Association, a national banking association.

                 "Borrowers" means the Company, Nabors Alaska Drilling, Inc., Nabors Drilling USA, Inc., Nabors International, Inc., Sundowner Offshore Services, Inc., Nabors Offshore Drilling, Inc., Nabors Drilling International Limited, and the other Subsidiary Borrowers from time to time party hereto.

                 "Borrowing" means a borrowing hereunder consisting of Revolving Loans or Swing Loans of the same Type made to a Borrower on the same day by the Banks under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

                 "Borrowing Date" means any date on which a Borrowing occurs under Article II.

                 "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas, New York, New York, or San Francisco, California are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

                 "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                 "Capital Lease" means a capital lease as determined in accordance with GAAP.

                 "Capitalization Ratio" means, at any time, the ratio of Consolidated Total Debt to Consolidated Total Capitalization.

                 "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent and the Banks, as collateral for the Obligations of the Borrowers, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meaning. Each of the Company and each Borrower hereby grants the Agent, for the benefit of the Agent and the Banks, a security interest in all such cash and deposit account balances, if any, which are required pursuant to the terms of this Agreement. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at BofA.

                 "Change of Control" means (a) purchase or acquisition, directly or indirectly, by any "person" or "group" within the meaning of
Section 13(d)(3) and 14(d)(2) of the Securities and Exchange Act of 1934 (a "Group"), of "beneficial ownership" (as such term is defined in Rule 13d-3 under the Exchange Act) of securities of the Company which, together with any securities owned beneficially by any "affiliates" or "associates" of such Group (as such terms are defined in Rule 12b-2 under the Exchange Act), shall represent more than fifty percent (50%) of the combined voting power of the Company's securities which are entitled to vote generally in the election of directors and which are outstanding on the date immediately prior to the date of such purchase or acquisition and controls the majority of the Board of Directors; or (b) a sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or Group (other than to another Subsidiary Borrower(s)); or (c) the liquidation or dissolution of the Company; or (d) the first day on which a majority of the Board of Directors of the Company are not Continuing Directors (as herein defined). As herein used, "Continuing Director" means any member of the Board of Directors of the Company who (x) is a member of such Board of Directors as of the date of this Agreement or (y) was nominated for election or elected to such Board of Directors with the affirmative vote of two-thirds of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

                 "Closing Date" means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by all Banks (or, in the case of subsection 5.01(e), waived by the Person entitled to receive such payment).

                 "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

                 "Commitment", as to each Bank, has the meaning specified in
Section 2.01.

                 "Commitment Fee" has the meaning set forth in subsection
2.10(b).

                 "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

                 "Consolidated EBITDA" means, for the relevant period, the sum of: (a) the Consolidated Net Income for such period, (b) Consolidated Interest Expense, (c) all taxes measured by income to the extent included in the determination of such Consolidated Net Income and (d) all amounts treated as expenses for depreciation and the amortization of intangibles of any kind for such period to the extent included in the determination of such Consolidated Net Income for the relevant period; provided, however, that Consolidated Net Income shall be computed for the purposes of this definition (i) without regard to non-recurring costs incurred in connection with any acquisition or non-cash write-ups and write-downs, (ii) without giving effect to extraordinary losses or extraordinary gains for such period, (iii) without including net income (or loss) of any Person not a Subsidiary except to the extent of cash dividends or distributions actually received by the Company and its Subsidiaries and (iv) without including earnings in respect of assets or interests securing Non-Recourse Debt.

                 "Consolidated Interest Expense" means, for the relevant period, for the Company and its Subsidiaries, without duplication, the amount of interest expense, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of the Indebtedness of the Company and its Subsidiaries.

                 "Consolidated Net Income" means, for any period, the net income (or net loss) of the Company and its Subsidiaries for such period taken as a single accounting period determined in accordance with GAAP.

                 "Consolidated Net Worth" means, at any date, an amount equal to the consolidated stockholders' equity of the Company and its Subsidiaries determined in accordance with GAAP determined as of such date, excluding (i) any Redeemable Preferred Stock, (ii) the book value of any assets or interests securing Non-Recourse Debt and the Non- Recourse Debt secured by a lien on such assets or interests, (iii) the cumulative effect on retained earnings of the net income or loss of any SPV, except to the extent that the Company and its Subsidiaries have actually received cash in respect of dividends or distributions from such Person, and (iv) the book value of all investments in SPVs.

                 "Consolidated Total Assets" means, at any time, the aggregate book value of assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating (x) all amounts attributable to interests in SPVs and (y) the book value of assets or interests securing Non-Recourse Debt.

                 "Consolidated Total Capitalization" means, at any time, the sum of (a) Consolidated Total Debt and (b) Consolidated Net Worth for such period.

                 "Consolidated Total Debt" means, for the Company and its Subsidiaries, at any time, without duplication, the sum of: (a) Indebtedness for borrowed money (including subordinated debt) or for the deferred purchase price of property or services, and all other interest-bearing Indebtedness, (b) obligations under leases which in accordance with GAAP should be recorded as Capital Leases, and (c) all Redeemable Preferred Stock, valued at the applicable redemption price.

                 "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

                 "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                 "Conversion/Continuation Date" means any date on which, under
Section 2.04, a Borrower (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

                 "Credit Extension" means and includes (a) the making of any Revolving Loan hereunder, (b) the making of any Swing Loan hereunder, and (c) the Issuance of any Letter of Credit hereunder.

                 "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                 "Default Rate" has the meaning set forth in subsection
2.09(c).

                 "Documentation Agent" means Wells Fargo Bank (Texas), National Association, in its capacity as documentation agent.

                 "Dollars", "dollars" and "$" each mean lawful money of the United States.

                 "Effective Amount" means (i) with respect to any Revolving Loans, on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date; (ii) with respect to any Swing Loans, on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Swing Loans occurring on such date; and (iii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                 "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $200,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $200,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

                 "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                 "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                 "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                 "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                 "Event of Default" means any of the events or circumstances specified in Section 9.01.

                 "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                 "Existing HKB Secured Creditor" means The Hongkong and Shanghai Banking Corporation Limited ("HKB") as lender under the Credit Agreement dated March 24, 1995, as amended, between Nabors Drilling USA, Inc. and HKB.

                 "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                 "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                 "Fee Letter" has the meaning specified in subsection 2.10(a).

                 "Foreign Subsidiary" means, as of any date of determination, a Subsidiary which is incorporated or organized under the laws of any jurisdiction other than the District of Columbia or the United States of America or any state thereof.

                 "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                 "Fronting Fee" has the meaning set forth in Section 3.08(b) hereof.

                 "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.01.

                 "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                 "Guaranties" means, collectively, the Parent Guaranty and the Subsidiary Guaranties.

                 "Guarantors" means the Company and each of the Subsidiary Guarantors.

                 "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

                 "Honor Date" has the meaning specified in subsection 3.03(b).

                 "IBOR Rate" means, for any Interest Period, with respect to IBOR Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%), determined by the Agent to be, the rate at which dollar deposits in the approximate amount of BofA's Offshore Rate Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore dollar interbank market at their request at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

                 "IBOR Rate Loan" means a Swing Loan that bears interest based on the IBOR Rate.

                 "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all reimbursement or payment obligations, whether matured or not matured, with respect to outstanding Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to Capital Leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above; provided, however, Indebtedness shall not include Non-Recourse Debt. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership in which such Person is a general partner except to the extent recourse against such Person is limited by the instruments governing such Indebtedness.

                 "Indemnified Liabilities" has the meaning specified in Section 11.05.

                 "Indemnified Person" has the meaning specified in Section
11.05.

                 "Independent Auditor" has the meaning specified in subsection 7.01(a).

                 "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                 "Interest Coverage Ratio" means, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense.

                 "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan or is paid or payable pursuant to the terms hereof (whether by maturity, optional prepayment, mandatory prepayment or acceleration); provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

                 "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter, in the case of LIBOR Rate Loans, or one to seven days thereafter, in the case of IBOR Rate Loans, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

         provided that:

                          (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a LIBOR Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                          (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                          (iii) no Interest Period for any Loan shall extend beyond the Maturity Date.

                 "Investment Grade" means a rating of BBB-/Baa3 or higher.

                 "Investments" has the meaning set forth in Section 8.04.

                 "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                 "Issuance Date" has the meaning specified in subsection
3.01(a).

                 "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

                 "Issuing Bank" means BofA in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under subsection 10.01(b) or Section 10.09.

                 "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                 "L/C Advance" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

                 "L/C Amendment Application" means an application form for amendment of outstanding standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank may request.

                 "L/C Application" means an application form for issuances of standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank may request.

                 "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made in accordance with Section 3.03(b) nor converted into a Borrowing of Revolving Loans in accordance with subsection 3.03(c).

                 "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $25,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.05; provided that the L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment, and, therefore, in no event may at any time exceed the combined Commitments.

                 "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

                 "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

                 "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 11.02, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

                 "Letters of Credit" means any letters of credit Issued by the Issuing Bank pursuant to Article III.

                 "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans comprising part of the same Borrowing, the rate of interest per annum determined by the Agent to be the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Loan by the Agent (in its capacity as a Bank) or any Agent-Related Person and having a maturity comparable to such Interest Period would be offered by BofA to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                 "LIBOR Rate Loan" means a Revolving Loan that bears interest based on the LIBOR Rate.

                 "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

                 "Loan" means an extension of credit by a Bank to the Company under Article II in the form of a Revolving Loan or a Swing Loan.

                 "Loan Documents" means this Agreement, the Notes, the Guaranties, the Fee Letter, the L/C-Related Documents, and all other documents delivered to the Agent or any Bank in connection herewith.

                 "Majority Banks" means at any time Banks then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 66-2/3% of the Commitments.

                 "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

                 "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company, the Subsidiary Borrowers and the Subsidiary Guarantors, taken as a whole, to perform under the Loan Documents and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company, the Subsidiary Borrowers and the Subsidiary Guarantors of the Loan Documents, taken as a whole.

                 "Material Subsidiary" means a Subsidiary of the Company with total assets with a book value equal to five percent (5%) or more of Consolidated Total Assets.

                 "Maturity Date" means September 5, 2002.

                 "Moody's" means Moody's Investors Service, Inc.

                 "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                 "Non-Investment Grade" means a rating of BB+/Ba1 or lower.

                 "Non-Recourse Debt" means, with respect to any Person, Indebtedness of such Person incurred after the date of this Agreement for the purpose of financing the cost of acquiring or constructing assets after the date of this Agreement, if the obligee has no recourse to such Person except as to certain named or described assets acquired with the proceeds of such Indebtedness, and Capital Leases entered into by a Person after the date of this Agreement (with respect to property hereafter acquired) if there is no recourse to such Person under such Capital Lease.

                 "Notes" means the Revolving Notes and the Swing Loan Notes.

                 "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

                 "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

                 "Obligations" of a Borrower means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by such Borrower to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising. Unless otherwise specified, "Obligations" shall refer to all of the Obligations of the Company and the other Borrowers under the Loan Documents.

                 "Offshore Rate Loan" means an IBOR Rate Loan or a LIBOR Rate Loan.

                 "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all resolutions of the board of directors (or any committee thereof) of such corporation applicable to this Agreement or the transactions contemplated hereby.

                 "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                 "Parent Guaranty" means the Guaranty substantially in the form of Exhibit "H" hereto executed by the Company, in favor of the Agent and the Banks, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Participant" has the meaning specified in subsection
11.08(d).

                 "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                 "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company or any Subsidiary of the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                 "Permitted Liens" has the meaning specified in Section 8.01.

                 "Permitted Lines of Business" has the meaning set forth in
Section 8.10.

                 "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Authority.

                 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any Subsidiary of the Company sponsors or maintains or to which the Company or any Subsidiary of the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

                 "Pricing Level" means Pricing Level I, II, III, IV, V or VI, as applicable, as set forth in Schedule 2.02 attached hereto.

                 "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

                 "Rating" means the rating assigned by the applicable Rating Agency to senior unsecured (non-credit enhanced) long-term debt of the Company.

                 "Rating Agencies" means S&P and Moody's, respectively.

                 "Redeemable Preferred Stock" means preferred stock that has, or is convertible into any security that has, mandatory redemption or repurchase requirements (other than those exercisable solely at the option of the issuer of said stock) on or prior to the Revolving Termination Date.

                 "Reportable Event" means, any of the events set forth in
Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                 "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                 "Responsible Officer" means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the Vice President of Finance or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

                 "Revolving Loan" has the meaning specified in Section 2.01(a), and may be a Base Rate Loan or a LIBOR Rate Loan.

                 "Revolving Note" means a promissory note in substantially the form of Exhibit "F" hereto, duly executed and delivered to the Agent by a Borrower and payable to the order of a Bank in the amount of such Bank's Commitment, including any amendment, modification, renewal or replacement of such promissory note.

                 "Revolving Termination Date" means the earlier to occur of:

                          (a)     the Maturity Date; and

                          (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

                 "Risk Participation Fee" means the fee payable pursuant to subsection 3.08(a) hereof, calculated in accordance with Section 2.02 of this Agreement.

                 "S&P" means Standard & Poor's Corporation.

                 "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                 "SPV" or "Special Purpose Vehicle" means any Person in which the Company and/or one or more of its Subsidiaries has an equity interest that is not a Borrower or a Guarantor and that is designated by the Company as an SPV, provided, that the requirements of Section 8.17 are satisfied. The Company may elect to treat any Subsidiary, including a consolidated Subsidiary, as an SPV (provided such Subsidiary would otherwise qualify as such under Section 8.17), and thereafter such entity shall be considered an "SPV" for purposes of this Agreement and shall no longer be considered a "Subsidiary" for purposes of this Agreement. The Company may rescind any such prior election, by giving written notice thereof to the Agent specifying the name of such SPV, and the effective date of such election, which shall be a date within sixty (60) days after the date such notice is given. The election to treat a particular Person as an SPV may only be made once.

                 "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, Joint Venture or other business entity (other than an SPV) of which more than 50% (or 50%, in the case of entities that are consolidated for financial reporting purposes with the Company pursuant to GAAP) of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

                 "Subsidiary Borrower" means each Subsidiary that has executed and delivered this Agreement (including by means of execution and delivery of a Subsidiary Borrower Counterpart) and has satisfied the requirements of Section
5.02 of this Agreement, and its permitted successors and assigns.

                 "Subsidiary Borrower Counterpart" means a counterpart in substantially the form of Exhibit "J" hereto.

                 "Subsidiary Guaranties" means each of the Guaranties substantially in the form of Exhibit "I" hereto executed by each of the Subsidiary Guarantors, each in favor of the Agent and the Banks, as they may be amended, supplemented or otherwise modified from time to time.

                 "Subsidiary Guarantors" means the Subsidiary Borrowers, each of whom have executed a Subsidiary Guaranty, and any other Subsidiaries who execute a Guaranty in favor of the Agent and the Banks, and "Subsidiary Guarantor" means a single such Subsidiary Guarantor.

                 "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                 "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross- currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                 "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

                 "Swing Loan" has the meaning set forth in Section 2.01(b), and may be a Base Rate Loan or an IBOR Rate Loan.

                 "Swing Loan Bank" means BofA, its successors and assigns.

                 "Swing Loan Commitment" means the commitment of the Swing Loan Bank to make loans from time to time pursuant to subsection 2.01(b) in an aggregate amount not to exceed on any date the amount of $10,000,000 (in integral multiples of $500,000), as the same shall be reduced as a result of a reduction in the Swing Loan Commitment pursuant to Section 2.05; provided that the Swing Loan Commitment is a part of the combined Commitments, rather than a separate, independent commitment, and, therefore, in no event may at any time exceed the combined Commitments.

                 "Swing Loan Note" means a promissory note in substantially the form of Exhibit "G" hereto, duly executed and delivered to the Agent by a Borrower and payable to the order of the Swing Loan Bank in the amount of its Swing Loan Commitment, including any amendment, modification, renewal or replacement of such promissory note.

                 "Swing Loan Participation Certificate" means a participation certificate substantially in the form of Exhibit "K".

                 "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a Lending Office.

                 "Type" means a Base Rate Loan, a LIBOR Rate Loan or an IBOR Rate Loan.

                 "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                 "United States" and "U.S." each means the United States of America.

                 "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         1.02 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                 (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                 (c)  (i)         The term "documents" includes any and all
         instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                      (ii) The term "including" is not limiting and means "including without limitation."

                      (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                 (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                 (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                 (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

                 (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

         1.03 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                 (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                   ARTICLE II

                                  THE CREDITS

         2.01    Amounts and Terms of Commitments; Loan Accounts.

                 (a) The Revolving Credit. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Borrowers (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule
2.01 (such amount, as the same may be reduced under Section 2.05 or as a result of one or more assignments under Section 11.08, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the Effective Amount of all outstanding Revolving Loans and Swing Loans, together with the Effective Amount of all L/C Obligations, shall not at any time exceed the combined Commitments; and provided further, that (i) the Effective Amount of the Revolving Loans of any Bank, plus (ii) the aggregate principal amount of such Bank's participation in the Swing Loans, plus (iii) if such Bank is the Swing Loan Bank, the principal amount of Swing Loans in which other Banks have not participated, plus (iv) the participation of such Bank in the Effective Amount of all L/C Obligations, shall not at any time exceed such Bank's Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this subsection 2.01(a), prepay under Section 2.06 and reborrow under this subsection 2.01(a).

                 (b) Swing Loan Commitment. Subject to the terms and conditions of this Agreement, the Swing Loan Bank agrees to make one or more loans to the Borrowers (each such loan, a "Swing Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed the Swing Loan Commitment; provided, however, that, after giving effect to any Borrowing of Swing Loans, the Effective Amount of all outstanding Revolving Loans and all outstanding Swing Loans, together with the Effective Amount of all L/C Obligations, shall not at any time exceed the combined Commitments. Within the limits of the Swing Loan Bank's Swing Loan Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow Swing Loans under this subsection 2.01(b), prepay Swing Loans under Section 2.06 and reborrow Swing Loans under this subsection 2.01(b).

                 (c) Loan Accounts. The Loans made by each Bank and the Letters of Credit Issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by such Bank or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Agent, the Issuing Bank and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to each Borrower and the Letters of Credit Issued hereunder, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing by such Borrower with respect to the Loans made to such Borrower or any Letter of Credit issued for the account of such Borrower.

                 (d) Notes. Upon the request of any Bank made through the Agent, the Revolving Loans made by such Bank may be evidenced by one or more Revolving Notes, instead of or in addition to loan accounts, and upon the request of the Swing Loan Bank made through the Agent, the Swing Loans may be evidenced by one or more Swing Notes, instead of or in addition to loan accounts. Each Bank may endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by or on behalf of the relevant Borrower with respect thereto. Each such Bank is irrevocably authorized by the Borrowers to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any such Note to such Bank.

         2.02 Certain Pricing Terms. The Applicable Margin, Commitment Fee and Risk Participation Fee applicable under this Agreement at any time shall be calculated as the respective number of Basis Points per annum specified in
Schedule 2.02 attached hereto in the column identified by the Pricing Level corresponding to the then applicable Rating assigned by the Rating Agencies; provided, however, that (a) if different Ratings are assigned by S&P and Moody's and both ratings are Investment Grade or both ratings are Non-Investment Grade, then the higher of the two Ratings shall control, and (b) if different Ratings are assigned by S&P and Moody's and one Rating is Investment Grade and one Rating is Non-Investment Grade, then the lower of the two Ratings shall control. If any Rating established by any of the Rating Agencies shall be changed, such change shall be effective for purposes of the determination of the Applicable Margin, Commitment Fee and Risk Participation Fee hereunder, respectively, as of the date on which it is first announced by the applicable Rating Agency; provided, however, that the Agent shall not be deemed to have notice of any change in any Rating unless it receives notice thereof from the Company or any Bank, together with a copy of the announcement from the applicable Rating Agency. The Company shall give written notice to the Agent and the Banks of any Ratings issued by the Rating Agencies, and of any changes to such Ratings, within three (3) Business Days thereof.

         2.03    Procedure for Borrowing.

                 (a)      Notice of Borrowing.

                          (i) Revolving Loans. Each Borrowing of Revolving Loans shall be made upon the irrevocable written notice by any Borrower delivered to the Agent in the form of a Notice of Borrowing, which notice must be received by the Agent prior to (x) 11:30 a.m. (Houston time) three (3) Business Days prior to the requested Borrowing Date, in the case of LIBOR Rate Loans, and (y) 1:00 p.m. (Houston time) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying: (A) the name of the Borrower; (B) the amount of the Borrowing, which shall be in an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof; (C) the requested Borrowing Date, which shall be a Business Day; (D) the Type of Loans comprising the Borrowing; and (E) the duration of the Interest Period applicable to any LIBOR Rate Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be one month.

                          (ii) Swing Loans. Each Borrowing of Swing Loans shall be made upon the irrevocable written notice by any Borrower delivered to the Agent (with a copy to the Swing Loan Bank) in the form of a Notice of Borrowing, which notice must be received by the Agent and the Swing Loan Bank at or prior to (x) 11:30 a.m. (Houston time) on the requested Borrowing Date, in the case of IBOR Rate Loans, and (y) 2:00 p.m. (Houston time) on the requested Borrowing Date, in the case of Base Rate Loans, specifying: (A) the name of the Borrower;
         (B) the amount of the Borrowing, which shall be in an aggregate minimum amount of $500,000 or any integral multiple of $500,000 in excess thereof; (C) the requested Borrowing Date, which shall be a Business Day; (D) the Type of Loans comprising the Borrowing; and (E) the duration of the Interest Period applicable to any IBOR Rate Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing, such Interest Period shall be one day.

                 (b)      Funding Mechanics.

                          (i) Revolving Loans. (A) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing of Revolving Loans and of the amount of such Bank's Pro Rata Share of that Borrowing (in the case of Base Rate Loans, if a Borrower gives a Notice of Borrowing on a Business Day by the time required by clause
         (y) of subsection 2.03(a)(i), the Agent shall give notice pursuant to this subsection by 4:00 p.m. Houston, Texas time on the same Business
         Day) and (B) each Bank will make the amount of its Pro Rata Share of each Borrowing of Revolving Loans available to the Agent for the account of the applicable Borrower, at the Agent's Payment Office by 1:00 p.m. (Houston time) on the Borrowing Date requested in the Notice of Borrowing in funds immediately available to the Agent. The proceeds of all such Loans will then be made available by the Agent to the Borrower specified in the Notice of Borrowing by the Agent's initiating a wire transfer on the Borrowing Date to any Bank located in the United States in accordance with written instructions provided to the Agent by such Borrower.

                          (ii) Swing Loans. The Swing Loan Bank will make available proceeds of Swing Loans to the applicable Borrower by initiating a wire transfer on the Borrowing Date to any Bank located in the United States in accordance with written instructions provided by such Borrower.

                 (c) Interest Rate Periods. After giving effect to any Borrowing, there may not be more than 6 different Interest Periods in effect.

         2.04 Conversion and Continuation Elections Regarding Loans. (a) Any Borrower may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

                      (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of LIBOR Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Revolving Loans of the other Type; or

                      (ii) elect as of the last day of the applicable Interest Period, to continue any Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, LIBOR Rate Loans shall terminate.

                 (b)      A Borrower shall deliver a Notice of
Conversion/Continuation to be received by the Agent not later than 11:30 a.m. (Houston time) (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as LIBOR Rate Loans; and (ii) on the Conversion/Continuation Date, if the applicable Revolving Loans are to be converted into Base Rate Loans, specifying:

                          (A)     the proposed Conversion/Continuation Date;

                          (B) the aggregate amount of Loans to be converted or continued;

                          (C) the Type of Loans resulting from the proposed conversion or continuation; and

                          (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

                 (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, a Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Rate Loans, or if any Default or Event of Default then exists, such Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                 (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by any Borrower, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                 (e) Unless the Majority Banks otherwise consent, during the existence of a Default or Event of Default, no Borrower may elect to have a Loan converted into or continued as a LIBOR Rate Loan.

                 (f) After giving effect to any conversion or continuation of Loans, there may not be more than 6 different Interest Periods in effect.

                 (g) No Swing Loan of any Type may be converted to a Loan of another Type.

         2.05 Voluntary Termination or Reduction of Commitments. The Borrowers may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (a) the Effective Amount of all Revolving Loans, Swing Loans and L/C Obligations together would exceed the amount of the combined Commitments then in effect, or (b) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment or (c) the Effective Amount of all Swing Loans would exceed the Swing Loan Commitment. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. If and to the extent specified by the Borrowers in the notice to the Agent, some or all of the reduction in the combined Commitments shall be applied to reduce the Swing Loan Commitment and/or the L/C Commitment (which in no event may exceed in either case the combined Commitments). All accrued Commitment Fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

         2.06 Optional Prepayments. Subject to Section 4.04, each Borrower may, at any time or from time to time, on any Business Day, upon irrevocable notice given not later than 11:30 a.m. (Houston time) such day to the Agent, in the case of Base Rate Loans, and three Business Days' irrevocable notice to the Agent, in the case of LIBOR Rate Loans, ratably prepay Revolving Loans in whole or in part, in minimum amounts of $1,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04.

         2.07 Mandatory Prepayments of Loans. If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Company shall Cash Collateralize on such date the Obligations in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the aggregate L/C Commitment. Subject to Section 4.04, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective Amount of all Revolving Loans and Swing Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the combined Commitments, each Borrower shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans, Swing Loans and L/C Advances by an aggregate amount equal to such excess.

         2.08    Repayment.

                 (a) The Revolving Credit. Each Borrower shall repay to the Banks on the Maturity Date the aggregate principal amount of Revolving Loans made to such Borrower outstanding on such date.

                 (b) Swing Loans. Each Borrower shall repay to the Swing Loan Bank each Swing Loan made to such Borrower, (i) on the last day of the applicable Interest Period, in the case of any Swing Loan which is an IBOR Rate Loan, and (ii) no later than the earlier of (A) the seventh (7th) day after the date such Swing Loan is made and (B) the Maturity Date, in the case of any Swing Loan which is a Base Rate Loan.

         2.09 Interest. (a) Each Revolving Loan and Swing Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the LIBOR Rate, the IBOR Rate or the Base Rate, as the case may be (and subject to the Borrower's right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin.

                 (b) Interest on each Revolving Loan and Swing Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.06 or 2.07 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

                 (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration of all or any portion of the Loans, each Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations of such Borrower at a rate per annum equal to the Base Rate plus 2% (the "Default Rate").

                 (d) Anything herein to the contrary notwithstanding, the obligations of the Borrowers to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder to the extent (but only to the extent) that contracting for, charging or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest nonusurious rate of interest that may be contracted for, charged or received by such Bank, and in such event the Borrowers shall pay such Bank interest at the highest nonusurious rate permitted by applicable law.

         2.10    Fees. In addition to certain fees described in Section 3.08:

                 (a) Arrangement, Agency Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Company and the Arranger and Agent dated July 1, 1997.

                 (b) Commitment Fees. The Borrowers, jointly and severally, shall pay to the Agent for the account of each Bank a commitment fee (the "Commitment Fee") on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, as calculated by the Agent, equal to the rate per annum determined in accordance with the provisions of Section 2.02 of this Agreement. For purposes of calculating utilization under this subsection, the Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans and Swing Loans then outstanding, plus the Effective Amount of L/C Obligations then outstanding. Such commitment fee shall accrue from the date of this Agreement to the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, commencing on September 30, 1997, through the Maturity Date, with the final payment to be made on the Maturity Date; provided that, in connection with any reduction or termination of Commitments under Section 2.05, the accrued Commitment Fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The Commitment Fee provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in
Article V are not met.

         2.11 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate", and computation of the Commitment Fee, the Risk Participation Fee and the Fronting Fee, shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                 (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error.

         2.12 Payments by the Borrowers. (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds. The Company or the applicable Borrower shall make such payment by initiating a wire transfer to the Agent no later than 11:30 a.m. (Houston time) on the date such payment is due pursuant to the terms hereof. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. If the Company initiates a wire transfer after 11:30 a.m. (Houston time) to make a payment, such payment shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue. If the Agent receives any such payment by 2:00 p.m. (Houston time) on a Business Day and fails to send to any Bank its portion of such payment by the close of business on such day, the Agent shall pay to such Bank interest on its portion of such payment from such day until the date such Bank's portion of such payment is sent to such Bank, at the Federal Funds Rate. If the Agent receives any such payment after 2:00 p.m. (Houston time) and the Agent fails to send to any Bank its portion of such payment by the close of business on the following day, the Agent shall pay to such Bank interest on its portion of such payment from such following day until the date such Bank's portion of such payment is sent to such Bank, at the Federal Funds Rate.

                 (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                 (c) Unless the Agent receives notice from a Borrower prior to the date on which any payment is due to the Banks that such Borrower will not make such payment in full as and when required, the Agent may assume that such Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent a Borrower has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

         2.13 Payments by the Banks to the Agent. (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of a Borrower the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the applicable Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the applicable Borrower of such failure to fund and, upon demand by the Agent, the applicable Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                 (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

         2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank (or any Participant pursuant to subsection 11.08(d)) shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to
(ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrowers agree that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

         2.15    Special Provisions for Swing Loans.

                 (a)      Banks to Make Revolving Loans.

                          (i) The Swing Loan Bank, at any time in its discretion after the occurrence of a Default or an Event of Default or in order to repay Swing Loans that are to be repaid pursuant to
         Section 2.08(b)(ii), upon written request to the Banks through the Agent (with a copy to the applicable Borrower), may require each Bank (including the Swing Loan Bank) to make a Revolving Loan, subject to the provisions of subsection 2.01(a) hereof, in an amount equal to such Bank's Pro Rata Share of any outstanding Swing Loan that is a Base Rate Loan. The Swing Loan Bank shall deliver such request to the Agent prior to 2:00 p.m. (Houston time) on the Business Day next preceding the date (which shall be a Business Day) on which such Revolving Loans are to be made. Promptly upon receipt of any such request, the Agent shall give notice thereof to the Banks. The Agent shall apply the proceeds of such Revolving Loans to repay the Swing Loans of the Swing Loan Bank; provided, however, that the Agent shall be obligated to make the proceeds of such Revolving Loans available only to the extent received by it from the Banks. All Revolving Loans made pursuant to this subsection 2.15(a) shall be Base Rate Loans.

                          (ii) In the event the Agent advances proceeds of any Revolving Loan to the Swing Loan Bank and one or more of the Banks (other than the Swing Loan Bank) fail to fund all or any portion of such Revolving Loan immediately upon receipt of notice from the Agent, then (A) such Bank shall pay directly to Agent the amount thereof together with interest thereon (1) at the Federal Funds Rate, if payment is received by the Agent on or before the third Business Day following the date when due, and (2) at the Default Rate, if payment is received after such third Business Day, and (B) if not paid by such Bank, the Swing Loan Bank will repay directly to the Agent such amount as will equal the amount such other Bank(s) failed to fund, together with interest at a rate equal to the weighted average of the rates on Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published by the Federal Reserve Bank of New York (in Weekly Release 11.15) for the day on which such Bank shall fail to make such payments, or, if such rate is not so published for any such day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent, whereupon the Swing Loans will be reinstated pro rata.

                 (b)      Participations in Swing Loans.

                          (i) After the occurrence of a Default or an Event of Default, the Swing Loan Bank may require each Bank to purchase, subject to subsection 2.01(a) hereof, an undivided participation in all outstanding Swing Loans, and at any time after the date that a Swing Loan is required to be repaid pursuant to Section 2.08(b)(ii), if such Swing Loan is not repaid on such date, the Swing Loan Bank may require each Bank to purchase an undivided participation in such Swing Loan. Each Bank, promptly upon such request by the Swing Loan Bank delivered to the Agent, shall purchase an undivided participation interest in all such Swing Loans in an amount equal to its Pro Rata Share times the outstanding amount of such Swing Loans. Each Bank (other than the Swing Loan Bank) will transfer immediately to the Swing Loan Bank, in immediately available funds, the amount of its participation and, upon receipt thereof, the Swing Loan Bank will deliver to such other Bank a Swing Loan Participation Certificate, dated the date of receipt of such funds and in the amount of such Bank's participation.

                          (ii) Whenever, at any time after the Swing Loan Bank has received from any other Bank such other Bank's participating interest in a Swing Loan, the Swing Loan Bank receives any payment on account thereof, the Swing Loan Bank will distribute to such other Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however, that in the event that any payment received by the Swing Loan Bank is required to be returned, such other Bank will return to the Swing Loan Bank any portion thereof previously distributed to it.

                 (c) Acknowledged Privity. The Company expressly agrees that, in respect of each Bank's funded participation interest in any Swing Loan, such Bank shall be deemed to be in privity of contract with the applicable Borrower and have the same rights and remedies against the applicable Borrower under the Loan Documents as if such funded participation interest in such Swing Loan were a Revolving Loan.

                 (d) Unconditional Obligation. Each Bank's obligation to make the Revolving Loans or to purchase participation interests in the Swing Loans as provided in this Section 2.15 shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Swing Loan Bank, any Borrower or any other Person for any reason whatsoever, (ii) the existence of any Default or Event of Default at any time, (iii) the occurrence of any event or existence of any condition that might have a Material Adverse Effect, or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                                  ARTICLE III

                             THE LETTERS OF CREDIT

         3.01 The Letter of Credit Subfacility. (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Maturity Date to issue Letters of Credit for the account of any Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of any Borrower; provided, that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date"), and giving effect thereto (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans and all Swing Loans would exceed the combined Commitments, (2) the participation of any Bank in the Effective Amount of all L/C Obligation, plus the Effective Amount of the Revolving Loans of such Bank, plus (x) the aggregate principal amount of such Bank's participation in Swing Loans and (y) if such Bank is the Swing Loan Bank, the principal amount of all Swing Loans in which other Banks have not participated, exceeds such Bank's Commitment, or (3) the Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and, accordingly, any Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

                 (b) Each Letter of Credit shall have an expiry date that is not later than the Maturity Date, unless all of the Banks approve in writing a later expiry date (provided, however, that this sentence shall not be deemed to prohibit the issuance of a Letter of Credit of the type described in Section 3.02(d)). The Issuing Bank is under no obligation to Issue any Letter of Credit if:

                          (i)     any order, judgment or decree of any
         Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

                          (ii) the Issuing Bank has received written notice from any Bank, the Agent or any Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

                          (iii) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit (this limitation is not intended to apply to Letters of Credit supporting performance or bid bonds or other non-payment performance obligations of a Borrower);

                          (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank; or

                          (v) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person.

         3.02 Issuance, Amendment and Renewal of Letters of Credit. (a) Each Letter of Credit shall be issued upon the irrevocable written request of a Borrower received by the Issuing Bank (with a copy sent by such Borrower to the Agent) at least three days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing
Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents, if any, to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require. Each Letter of Credit (x) will be for the account of the requesting Borrower, (y) will be a nontransferable standby letter of credit and (z) will contain such terms and provisions as may be customarily required by the Issuing Bank.

                 (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from a Borrower and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.01(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied or waived; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of such Borrower in accordance with the Issuing Bank's usual and customary business practices.

                 (c) From time to time while a Letter of Credit is outstanding and prior to the Maturity Date, the Issuing Bank will, upon the written request of a Borrower received by the Issuing Bank (with a copy sent by such Borrower to the Agent) at least three days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day);
(iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. Upon receipt of notice from the Issuing Bank, the Agent will promptly notify the Banks of the Issuance of a Letter of Credit and any amendment thereto.

                 (d) If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, the Issuing Bank shall be permitted to allow such Letter of Credit to renew, subject to subsection 3.02(e) hereof. The Borrowers and the Banks hereby authorize such renewal. The Issuing Bank shall not be obligated to allow such Letter of Credit to renew if the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit under the terms of this Agreement.

                 (e) The Issuing Bank will deliver such notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, as may be permissible pursuant to the terms of the applicable Letter of Credit, in order to cause the expiry date of any Letter of Credit to be a date not later than the Maturity Date.

                 (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

                 (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to a Letter of Credit.

         3.03    Risk Participations, Drawings and Reimbursements.

                 (a) Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.01(a), each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

                 (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the applicable Borrower. Such Borrower shall reimburse the Issuing Bank prior to 11:30 a.m. (Houston time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event such Borrower fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 11:30 a.m. (Houston time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and such Borrower shall be deemed to have requested that Base Rate Loans be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Commitment and subject to the conditions set forth in Section
5.03. Any notice given by the Issuing Bank or the Agent pursuant to this subsection 3.03(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                 (c) Each Bank shall upon any notice pursuant to subsection 3.03(b) make available to the Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Banks shall (subject to subsection 3.03(d)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the applicable Borrower in that amount. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 1:30 p.m. (Houston time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice to each Bank of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.03.

                 (d) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the applicable Borrower in whole or in part, because of the failure of the applicable Borrower to satisfy the conditions set forth in Section 5.03 or for any other reason permitted hereunder, the applicable Borrower shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Bank's payment to the Issuing Bank pursuant to subsection 3.03(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.03.

                 (e) Each Bank's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this
Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the applicable Borrower or any other Person for any reason whatsoever;
(ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Revolving Loans under this Section 3.03 is subject to the conditions set forth in Section 5.03.

         3.04 Repayment of Participations. (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from a Borrower (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank. If the Agent fails to send to any Bank its portion of any payment timely received by the Agent hereunder by the close of business on the day such payment is deemed received pursuant to subsection 2.12(a), the Agent shall pay to such Bank interest on its portion of such payment from the day such payment is deemed received by the Agent until the date such Bank's portion of such payment is sent to such Bank, at the Federal Funds Rate.

                 (b) If the Agent or the Issuing Bank is required at any time to return to a Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Borrower to the Agent for the account of the Issuing Bank pursuant to subsection 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

         3.05 Role of the Issuing Bank. (a) Each Bank and each Borrower agrees that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                 (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

                 (c) The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude a Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Borrower for whose account the applicable Letter of Credit was Issued may have a claim against the Issuing Bank, and the Issuing Bank may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         3.06 Obligations Absolute. The obligations of the Borrowers under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                          (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of any Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                          (iii) the existence of any claim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C- Related Documents or any unrelated transaction;

                          (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                          (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                          (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of any Borrower in respect of any Letter of Credit; or

                          (vii)   any other circumstance or happening
         whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of a Borrower or a guarantor.

         3.07 Cash Collateral Pledge. Upon (i) the request of the Agent, (A) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Maturity Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in Section 2.07 requiring the Company to Cash Collateralize the Obligations of the Borrowers, then, the Company shall immediately Cash Collateralize the Obligations of the Borrowers in an amount equal to the L/C Obligations.

         3.08    Letter of Credit Fees.

                 (a) Risk Participation Fees. Each Borrower for whose account a Letter of Credit is Issued shall pay to the Agent for the account of each of the Banks a letter of credit fee ("Risk Participation Fee") with respect to such Letters of Credit, calculated at the rate per annum determined in accordance with the provisions of Section 2.02 of this Agreement multiplied by the average daily maximum amount available to be drawn on such outstanding Letters of Credit.

                 (b) Fronting Fees. In addition to the foregoing, each Borrower for whose account a Letter of Credit is Issued shall pay to the Agent for the account of the Issuing Bank a letter of credit fee (the "Fronting Fee") for each Letter of Credit Issued by the Issuing Bank equal to 0.125% per annum multiplied by the average daily maximum amount available to be drawn on such outstanding Letters of Credit.

                 (c) Computation and Payment of Fees. The Risk Participation Fee and the Fronting Fee each shall be computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent. Such fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Maturity Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Maturity Date (or such later expiration date, as applicable).

                 (d) Other. Each Borrower for whose account a Letter of Credit is issued also shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

         3.09 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.


                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         4.01 Taxes. (a) Any and all payments by the Borrowers to the Banks or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrowers shall pay all Other Taxes.

                 (b) If any Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                          (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                          (ii) the Borrower shall make such deductions and withholdings;

                          (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                          (iv) the Borrower shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                 (c) Each Borrower agrees to indemnify and hold harmless each Bank and the Agent for the full amount of i) Taxes, ii) Other Taxes, and
iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

                 (d) Within 30 days after the date of any payment by a Borrower of Taxes, Other Taxes or Further Taxes, such Borrower shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

                 (e) If any Borrower is required to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this Section, then such Bank shall use reasonable efforts (subject to and consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

         4.02 Illegality. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Borrowers through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

                 (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Borrowers shall, upon receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If any Borrower is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, such Borrower may borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

                 (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Borrowers may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

                 (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be inconsistent with applicable legal or regulatory restrictions, illegal or otherwise disadvantageous to the Bank.

         4.03 Increased Costs and Reduction of Return. (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements for which the applicable Bank is compensated pursuant to Section 4.06, or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                 (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Borrowers through the Agent, the Borrowers shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

                 (c) Each Bank that determines to seek compensation under this Section 4.03 shall give written notice to the Company (and, if applicable, the other Borrowers), with a copy of such demand to be sent to the Agent, of the amount demanded and the circumstances that entitle such Bank to such compensation no later than ninety (90) days after such Bank receives actual notice or obtains actual knowledge of any such law, regulation, guideline, request, interpretation or occurrence of another event giving rise to a claim hereunder. The Borrowers shall not be obligated to pay any amount with respect to claims pursuant to this Section 4.03 accruing prior to the ninetieth day preceding such written demand. Each Bank shall use reasonable efforts to avoid the need for, or reduce the amount of, such compensation and any payment under this Section 4.03, including, without limitation, the designation of a different Lending Office, if such action or designation will not, in the sole judgment of such Bank made in good faith, be inconsistent with applicable legal or regulatory restrictions or otherwise disadvantageous to it; provided that the foregoing shall not in any way affect the rights of any Bank or the obligations of the Borrowers under this Section 4.03. A certificate of the Agent or any Bank, as applicable, claiming compensation under this Section 4.03 and setting forth the additional amount or amounts to be paid to it hereunder and accompanied by a statement prepared by such Bank, describing in reasonable detail the calculations thereof shall be rebuttable presumptive evidence thereof in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         4.04 Funding Losses. The Borrowers shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                 (a) the failure of any Borrower to make on a timely basis any payment of principal of any Offshore Rate Loan;

                 (b) the failure of any Borrower to borrow, continue or convert a Loan after such Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation (including by reason of the failure of any condition precedent thereto);

                 (c) the failure of any Borrower to make any prepayment in accordance with any notice delivered under Section 2.06;

                 (d) the prepayment (including pursuant to Section 2.06 or 2.07, but not including Section 4.02) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

                 (e) the automatic conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including in each instance any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Borrowers to the Banks under this Section and under subsection 4.03(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR or IBOR used in determining the interest rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

         4.05 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.09(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Borrowers and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, any Borrower may revoke any unfunded Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

         4.06 Reserves on Offshore Rate Loans. The applicable Borrower shall pay to each Bank, as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency Liabilities"), additional costs on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, payable on each date on which interest is payable on such Loan, provided that such Bank shall give written notice to the Company (with a copy of such demand to be sent to the Agent) no later than ninety (90) days after such Bank receives actual notice or obtains actual knowledge of the imposition of such requirements. The Borrowers shall not be obligated to pay any amount with respect to claims pursuant to this Section 4.06 accruing prior to the ninetieth day preceding such written demand. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

         4.07 Survival. The agreements and obligations of the Borrowers in this Article IV shall survive the payment of all other Obligations.


                                   ARTICLE V

                              CONDITIONS PRECEDENT

         5.01 Conditions of Initial Credit Extensions. The obligation of each Bank to make its initial Credit Extension, and, correspondingly, the obligation of the Issuing Bank to Issue the first Letter of Credit, hereunder each is subject to the condition that the Agent shall have received on or before the date of the initial Credit Extension all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

                 (a) Loan Documents. This Agreement, the Guaranties and all other Loan Documents to be delivered to the Agent and the Banks in connection therewith, duly executed by each party thereto;

                 (b)      Resolutions; Incumbency.

                          (i) Copies of the resolutions of the board of directors of the Company, each Subsidiary Borrower and each Subsidiary Guarantor authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

                          (ii) A certificate of the Secretary or Assistant Secretary of the Company, each Subsidiary Borrower and each Subsidiary Guarantor certifying the names and true signatures of the officers of the Company and each such Subsidiary, respectively, authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

                 (c) Organization Documents; Good Standing. Each of the following documents:

                          (i) the articles or certificate of incorporation and the bylaws of the Company and each Subsidiary party to any Loan Document as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company and each such Subsidiary, respectively, as of the Closing Date; and

                          (ii) a good standing and tax good standing certificate for the Company and each Subsidiary party to any Loan Document from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation as of a recent date;

                 (d)      Legal Opinions.

                          (i) an opinion of Baker & McKenzie, counsel to the Company and its Subsidiaries and addressed to the Agent and the Banks, substantially in the form of Exhibit D-1;

                          (ii) an opinion of internal counsel to the Company and its Subsidiaries and addressed to the Agent and the Banks, substantially in the form of Exhibit D-2; and

                          (iii) a favorable opinion of Butler & Binion, L.L.P., special counsel to the Agent;

                 (e) Payment of Fees. Evidence of payment by the Borrowers of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrowers and BofA); including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 11.04;

                 (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                          (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

                          (ii) no Default or Event of Default exists or would result from the Credit Extension; and

                          (iii) there has occurred since September 30, 1996, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

                 (g) Other Documents. Such other approvals, opinions, documents or materials as the Agent or the Majority Banks (acting through the Agent) may reasonably request.

         5.02 Conditions of Initial Advance to each Subsidiary Borrower. After the Closing Date, any Wholly-Owned Subsidiary (other than a Foreign Subsidiary) may become a Subsidiary Borrower. The Banks shall not be required to make an initial Advance to a Subsidiary Borrower hereunder unless such Subsidiary Borrower has furnished to the Agent with sufficient copies for the
Banks:

                 (a) A Subsidiary Borrower Counterpart executed by such Subsidiary and acknowledged by each of the Company and the Subsidiary Guarantors, together with a schedule of litigation as may be necessary in connection with such Subsidiary making the representations and warranties set forth in Section 6.05 of this Agreement, such schedule to be in form and substance reasonably satisfactory to the Agent and each of the Banks in their sole discretion;

                 (b) A current certificate of existence and, for the states where available, a certificate of good standing, both certified by the appropriate governmental officer, in its jurisdiction of incorporation;

                 (c) Copies, certified by the Secretary or Assistant Secretary of such Subsidiary Borrower, of its Certificate or Articles of Incorporation, Bylaws and Board of Directors' resolutions authorizing the execution of the Loan Documents to which it is a party;

                 (d) An incumbency certificate, executed by the Secretary or Assistant Secretary of such Subsidiary Borrower, which shall identify by name and title and bear the signature of the officers of the Subsidiary Borrower authorized to sign the Loan Documents to which it is a party and to make borrowings hereunder, upon which certificates the Agent and the Banks shall be entitled to rely until informed of any change in writing by such Subsidiary Borrower;

                 (e) A written opinion of counsel (which may be internal counsel) to such Subsidiary Borrower in form and substance satisfactory to the Agent and the Banks, substantially in the form set forth in Exhibit "D-1" and Exhibit "D-2" hereto;

                 (f) If requested by Bank(s) through the Agent, Notes executed by such Subsidiary Borrower and payable to the order of each of the requesting Banks;

                 (g)      A Guaranty executed by such Subsidiary Borrower; and

                 (h) Such other documents as the Majority Banks through the Agent may have reasonably requested.

         5.03 Conditions to All Credit Extensions. The obligation of each Bank to make any Revolving Loan to be made by it (including its initial Revolving Loan) or to continue or convert any Revolving Loan under Section 2.04, the obligation of the Swing Loan Bank to make any Swing Loan (including its initial Swing Loan) and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation Date or Issuance Date, as applicable:

                 (a) Notice, Application. The Agent shall have received (with, in the case of the initial Revolving Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable, or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as applicable, as required under Section 3.02;

                 (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date or Issuance Date, as applicable, with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

                 (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion or Issuance; and

                 (d) Legality. The making of the Loans and the issuance of Letters of Credit shall be permitted by the laws and regulations of each applicable jurisdiction to which the Agent, the Banks, the Company and any of its Subsidiaries are subject (including, without limitation, Regulations U and X), and shall not subject any Bank or the Agent to any penalty.

Each Notice of Borrowing, Notice of Conversion/Continuation and L/C Application or L/C Amendment Application submitted by a Borrower hereunder shall constitute a representation and warranty by such Borrower hereunder, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date, or Issuance Date, as applicable, that the conditions in this Section 5.03 (and, as applicable, Sections 5.01 and 5.02) are satisfied.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         Each of the Borrowers represents and warrants to the Agent and each Bank that:

         6.01    Corporate Existence and Power.

                 (a) the Company and each Subsidiary Borrower and each Subsidiary Guarantor is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation;

                 (b) (i) the Company, each Subsidiary Borrower is in good standing under the laws of the jurisdiction of its incorporation, and (ii) each Subsidiary Guarantor is in good standing under the laws of the jurisdiction of its incorporation;

                 (c) the Company, each Subsidiary Borrower and each Subsidiary Guarantor has the power and authority to execute, deliver, and perform its obligations under the Loan Documents to which it is a party;

                 (d) the Company and each of its Subsidiaries has all governmental licenses, authorizations, consents and approvals to own its assets and carry on its business;

                 (e) the Company and each of its Subsidiaries is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

                 (f) the Company and each of its Subsidiaries is in compliance with all Requirements of Law;

except, in each case referred to in clause (b)(ii), (d), (e) or (f), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company, the Subsidiary Borrowers and the Subsidiary Guarantors of this Agreement and each other Loan Document to which each such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

                 (a) contravene the terms of any of that Person's Organization Documents;

                 (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

                 (c)      violate any Requirement of Law.

         6.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement or any other Loan Document to which such Person is a party.

         6.04 Binding Effect. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent each such Person is a party thereto, enforceable against such Person in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         6.05 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, any of its Subsidiaries or any of their respective properties which:

                 (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                 (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         6.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Borrowers. As of the Closing Date, neither the Company nor any Subsidiary of the Company is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 9.01(e).

         6.07    ERISA Compliance.

                 (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrowers, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                 (b) There are no pending or, to the best knowledge of the Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                 (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
(iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section
7.12 and Section 8.06. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. Margin Stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries, and the Company does not have any present intention that Margin Stock will constitute more than 25% of the value of such assets.

         6.09 Title to Properties. The Company and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

         6.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

         6.11 Financial Condition. (a) The unaudited consolidated financial statements of the Company and its Subsidiaries dated June 30, 1997, and the related consolidated statements of income or operations and cash flows for the fiscal quarter ended on that date:

                          (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments;

                          (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                          (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                 (b) Since September 30, 1996, there has been no Material Adverse Effect.

         6.12 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its and its Subsidiaries' business, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary of the Company, is an "Investment Company" within the meaning of the Investment Company Act of 1940. None of the Borrowers is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness or Contingent Obligations.

         6.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

         6.15 Copyrights, Patents, Trademarks and Licenses, etc. The Company and its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrowers, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         6.16 Subsidiaries. As of the Closing Date, Schedule 6.16 sets forth, with respect to each Subsidiary, the full legal name, type and jurisdiction of organization of such Person, the percentage ownership of such Person held by the Company and its Subsidiaries (and the respective percentages held by each) and the aggregate book value of the assets of each such Person, respectively, and, with respect to each Investment, the nature of each such Investment by the Company and each of its Subsidiaries, the holder of each such Investment, and the amount of each such Investment, respectively. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.16 hereto and has no Investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6.16. Other than the Subsidiary Guarantors, as of the Closing Date, the Company has no Material Subsidiaries incorporated under the laws of any state in the United States of America.

         6.17 Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

         6.18 Labor Controversies. There are no labor controversies pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries that are reasonably likely to have a Material Adverse Effect.

         6.19 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

         7.01 Financial Statements. The Company shall deliver to the Agent, in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

                 (a) as soon as available, but not later than one hundred and twenty (120) days after the end of each fiscal year (commencing with the fiscal year ended September 30, 1997), a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Coopers & Lybrand, L.L.P. or another nationally- recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;

                 (b) as soon as available, but not later than sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended December 31, 1997), a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and its Subsidiaries;

                 (c) as soon as available, but not later than one hundred and twenty (120) days after the end of each fiscal year (commencing with the fiscal year ended September 30, 1997), a copy of an unaudited consolidating balance sheet of the Company and its Subsidiaries (and any SPVs) as at the end of such year and the related consolidating statements of income for such year, certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 7.01(a); and

                 (d) as soon as available, but not later than sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended December 31, 1997), a copy of the unaudited consolidating balance sheets of the Company and its Subsidiaries (and any SPVs), and the related consolidating statements of income for such quarter, all certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 7.01(b).

         7.02 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Bank:

                 (a) concurrently with the delivery of the financial statements referred to in subsection 7.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                 (b) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer, including information setting forth all appropriate calculations excluding the effects of SPVs and the effects of Non-Recourse Debt;

                 (c) promptly, copies of all financial statements and reports that the Company or any of its Subsidiaries sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC; and

                 (d) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may request from time to time.

         7.03 Notices. The Company shall promptly notify the Agent and each Bank of the following, promptly upon obtaining knowledge thereof:

                 (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

                 (b) of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary or any SPV; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary or any SPV and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary or any SPV; including pursuant to any applicable Environmental Laws;

                 (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                          (i)     an ERISA Event;

                          (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                          (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

                          (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

                 (d) of any material change in accounting policies or financial reporting practices by the Company or any of its Subsidiaries.

Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

         7.04    Preservation of Corporate Existence, Etc.

                 (a) The Company shall, and shall cause each Subsidiary Borrower and each Subsidiary Guarantor to, preserve and maintain in full force and effect its corporate existence under the laws of its state or jurisdiction of incorporation;

                 (b) the Company shall, and shall cause each Subsidiary Borrower and each Subsidiary Guarantor to, preserve and maintain its good standing under the laws of its state of incorporation;

                 (c) the Company shall, and shall cause each of its Subsidiaries to, preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

                 (d) the Company shall, and shall cause each of its Subsidiaries to, use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                 (e) the Company shall, and shall cause each of its Subsidiaries to, preserve or renew all of its registered patents, trademarks, trade names and service marks;

except in each case referred to in clauses (c), (d) and (e) above, to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

         7.05 Maintenance of Property. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The

Company and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

         7.06 Insurance. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

         7.07 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                 (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

                 (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, except as may be contested in good faith or as to which a bona fide dispute may exist; and

                 (c) all Indebtedness, as and when due and payable, except as may be contested in good faith or as to which a bona fide dispute may exist and subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         7.08 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

         7.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         7.10 Inspection of Property and Books and Records. The Company shall maintain, and shall cause each Subsidiary and each SPV, if any, to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary or SPV. The Company shall permit, and shall cause each Subsidiary and each SPV, if any, to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

         7.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all Environmental Laws.

         7.12 Use of Proceeds. The initial Loans shall be made to the Company and shall be used to repay outstanding loans made to Nabors Drilling USA, Inc. by the Existing HKB Secured Creditor. The Borrowers shall use the proceeds of the Loans (after the initial Loan) for liquidity for commercial paper, working capital and other general corporate purposes and future Acquisitions not in contravention of any Requirement of Law or of any Loan Document.

         7.13 New Subsidiary Guarantors. If, at any time after the date of this Agreement, there exists any Material Subsidiary incorporated under the laws of any state in the United States of America, then the Company shall cause each such Subsidiary to do the following: (i) execute and deliver a Guaranty to the Agent substantially in the form of Exhibit "I" hereto and (ii) furnish the Agent with a written opinion of counsel (which may be internal counsel) for each such Subsidiary Guarantor in substantially the form set forth in Exhibit "D-1" and Exhibit "D-2".

         7.14    Further Assurances.

                 (a) Each of the Company and the other Borrowers will ensure and will cause each of their Subsidiaries to ensure, that all written information, exhibits and reports furnished to the Agent and the Banks do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will, and will cause each of their Subsidiaries to, promptly disclose to the Agent and the Banks and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

                 (b) Promptly upon request by the Majority Banks or the Agent, each of the Company and the other Borrowers will, and will cause each of their Subsidiaries to, do, execute, acknowledge, deliver, record, re-record, file, and re-file, any and all such further acts, certificates, assurances and other instruments as the Agent or such Banks may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, and (ii) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and the Banks the rights granted or now or hereafter intended to be granted to the Agent and the Banks under any Loan Document or under any other instrument executed in connection therewith.

         7.15 Certain Terms Concerning Subordinated Debt. The Agent may, or shall, if directed to do so by the Majority Banks, (a) issue a Payment Blockage Notice as defined in the Subordinated Note Supplemental Indenture No. 1 (hereinafter defined in this Section 7.15) upon the occurrence of an Event of Default hereunder, and (b) give any and all other notices permitted or required to be given by holders of senior Indebtedness pursuant to the terms of any agreements now or hereafter governing Indebtedness of the Company or its Subsidiaries that is subordinated in right of payment to the Obligations ("Subordinated Debt Documents"). The Company agrees that all Subordinated Debt Documents to which the Company or its Subsidiaries is or are parties shall be worded so as to give the Agent and the Banks rights which are equal to the rights given to all holders of other senior Indebtedness. As used herein, "Subordinated Note Supplemental Indenture No. 1" means that certain Supplemental Indenture No. 1 dated as of May 15, 1996, from the Company to Marine Midland Bank, Trustee relating to 5% Convertible Subordinated Notes Due 2006 in the original principal amount of $172,500,000.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

         8.01 Limitation on Liens. (a) The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                          (i) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 8.01 securing Indebtedness outstanding on such date, as such Indebtedness may be renewed, extended, refinanced and modified;

                          (ii)    any Lien created under any Loan Document;

                          (iii) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07, provided that no notice of lien has been filed or recorded under the Code;

                          (iv) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                          (v) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation or public or statutory obligations;

                          (vi) Liens on the property of the Company or its Subsidiary securing (i) the non-delinquent performance of bids or tenders, trade contracts (other than for borrowed money), leases and statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature, in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                          (vii) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such Liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $15,000,000;

                          (viii) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

                          (ix) Liens on assets of corporations which become Subsidiaries after the date of this Agreement and Liens on property acquired after the date of this Agreement, provided, however, that such Liens existed at the time the respective corporations became Subsidiaries (or the property was acquired) and were not created in anticipation thereof;

                          (x) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or its Subsidiaries, as applicable, in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

                          (xi) inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of Pension Plans from time to time in effect;

                          (xii) Liens arising by operation of law on vessels owned or leased by the Company and any of its Subsidiaries (i) for crew's wages accrued and unpaid for not more than 90 days or for collision or salvage to the extent fully covered by valid and collectible insurance, (ii) in favor of suppliers of necessaries for vessels or other similar Liens arising in the ordinary course of the business of the Company or its Subsidiaries which are not overdue for a period of more than 90 days or which are being contested in good faith and by appropriate proceedings and for which adequate reserves have been made, (iii) for loss, damage or expense, which are fully covered by valid and collectible insurance, in respect of which a bond or other security has been posted by the Company or any Subsidiary with the appropriate Governmental Authority to prevent the arrest or secure the release of a vessel owned by the Company or a Subsidiary from arrest on account of such claim; in each case which do not secure the payment of Indebtedness and which do not in the aggregate impair in any material respect the use of property or assets in the operation of the business of the Company or any Subsidiary;

                          (xiii) rights of lessees or sublessees under leases or subleases of property, whether real, personal or mixed, to other Persons, if such leases or subleases are not prohibited by Article VIII;

                          (xiv) Liens arising in respect of any sale and lease-back transactions permitted within the dollar limits set forth in subsection 8.02(d) of this Agreement;

                          (xv) contractual rights of set-off in general depository accounts granted to financial institutions pursuant to guarantees of Indebtedness (or other obligations) of the Company or any Subsidiary otherwise permitted by this Agreement, provided that
         (i) the aggregate dollar amount on deposit in depository accounts subject to such rights of set-off does not at any time exceed $10,000,000 in the aggregate, and (ii) the

         Company (or the applicable Subsidiary) maintains (subject to such right of set-off) dominion and control over such account(s);

                          (xvi) (A) Liens on assets acquired or constructed by the Company or its Subsidiaries after the date hereof, so long as such liens secure only Non-Recourse Debt of the Company or a Subsidiary and such liens are incurred for the purpose of financing or constructing such property and Capital Leases that are within the definition of Non-Recourse Debt, and (B) Liens on the capital stock of an SPV so long as such Liens secure only Indebtedness or Non-Recourse Debt incurred by such SPV after the date of this Agreement;

                          (xvii) subject to Section 8.01(b) hereof, purchase money security interests on any property hereafter acquired by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred for the purpose of financing all or any part of the cost of acquiring or constructing such property; provided that (A) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (B) such Lien attaches solely to the property so acquired in such transaction, and (C) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property;

                          (xviii) subject to Section 8.01(b) hereof, liens securing obligations in respect of Capital Leases on assets hereafter acquired by the Company or its Subsidiaries in the ordinary course of business subject to such leases, provided that such Capital Leases are otherwise permitted hereunder; and

                          (xix) subject to Section 8.01(b) hereof, Liens not otherwise permitted pursuant to the foregoing securing Indebtedness; provided, however that from and after the funding of the initial Loans hereunder to repay certain outstanding secured Indebtedness in accordance with Section 7.12, the outstanding amount of such Indebtedness, together with the outstanding amount of Indebtedness permitted pursuant to Section 8.01(a)(i), shall not exceed an aggregate amount equal to fifteen percent (15%) of Consolidated Net Worth.

                 (b) Indebtedness secured by Liens permitted by Section 8.01(a)(i), (xvii), (xviii) and (xix) shall not at any time exceed the aggregate amount of twenty-five percent (25%) of Consolidated Net Worth.

         8.02 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse, and including assets to be leased back pursuant to a sale-leaseback transaction) or enter into any agreement to do any of the foregoing, except:

                 (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business, including without limitation loss of or damage to equipment in the ordinary course of business (e.g., equipment lost in hole);

                 (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                 (c) dispositions of assets, properties or businesses by the Company or any Subsidiary to the Company or any Subsidiary pursuant to reasonable business requirements;

                 (d) arrangements with a Person ("sale and leaseback transactions") providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person, provided, that the aggregate book value of all assets subject to such arrangements shall not at any time exceed an amount equal to ten percent (10%) of Consolidated Net Worth; and

                 (e) dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash or otherwise on payment terms satisfactory to the Company or applicable Subsidiary, and (iii) unless otherwise consented to by the Majority Banks (which consent shall not be unreasonably withheld), the aggregate sales of assets by the Company and its Subsidiaries in any period of four consecutive fiscal quarters shall not result in a reduction in the aggregate book value of all assets of the Company and its Subsidiaries (determined in accordance with GAAP) to an amount that is less than eighty percent (80%) of the aggregate book value of all assets of the Company and its Subsidiaries (determined in accordance with GAAP) as at the beginning of such period; provided, however, that none of the foregoing is intended to or shall permit any disposition of accounts receivable of the Company or any of its Subsidiaries, with or without recourse, except in connection with the sale of the assets of a Subsidiary or an operating unit or division thereof to whom such accounts receivable are payable.

         8.03 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

                 (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation and, if any transaction shall be between a Borrower and a non-Borrower, the Borrower shall be the continuing or surviving corporation;

                 (b) the Company or any Subsidiary of the Company may merge or consolidate with any other Person other than the Company or a Subsidiary of the Company, provided that (i) the Company or such Subsidiary is the survivor of such merger or consolidation and (ii) such merger or consolidation is not otherwise prohibited by the terms of this Agreement; and

                 (c) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation, dissolution or otherwise), to the Company or a Wholly-Owned Subsidiary.

         8.04 Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit (including the incurrence of a Guaranty Obligation) or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:

                 (a) Investments held by the Company or Subsidiary in the form of cash equivalents;

                 (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                 (c) Investments in Persons not engaged in lines of business other than the Permitted Lines of Business; and

                 (d) Investments in Persons engaged in lines of business other than Permitted Lines of Business, provided that such Investments in the aggregate outstanding do not exceed at any time ten percent (10%) of Consolidated Net Worth.

         8.05 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction (other than executive compensation approved by the Compensation Committee of the Company's Board of Directors) with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

         8.06 Use of Proceeds. (a) The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

                 (b) The Company shall not, directly or indirectly, use any portion of the Loan proceeds or any Letter of Credit (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Company or any Affiliate of the Company. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

         8.07 Joint Ventures. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any Joint Venture, other than in the ordinary course of business.

         8.08 Change in Structure; Subsidiary Borrowers. The Company shall not, and shall not permit any Subsidiary to, make any changes in its capital structure (including, without limitation, in the terms of its outstanding capital stock) or amend its articles or certificate of incorporation or by-laws in a manner that will adversely affect performance of the obligations under the Loan Documents. For so long as a Subsidiary shall be a Subsidiary Borrower hereunder, such Subsidiary shall be a Wholly-Owned Subsidiary of the Company.

         8.09 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in a Material Adverse Effect; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         8.10 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary or SPV to, engage in any material line of business substantially different from the Permitted Lines of Business, except as permitted by Section 8.04(d) of this Agreement. As used in this Agreement, "Permitted Lines of Business" means those lines of business carried on by the Company and its Subsidiaries on the date hereof, and includes any line of business that is considered part of the oilfield services or energy and petroleum industries.

         8.11 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as permitted by GAAP.

         8.12 Foreign Subsidiary Indebtedness. The Company shall not permit any Foreign Subsidiary to create, incur or suffer to exist any Indebtedness, except (i) Indebtedness owed to the Company or to a Wholly-Owned Subsidiary of the Company, and (ii) Indebtedness, other than Indebtedness owed to the Company or to a Wholly-Owned Subsidiary of the Company, in an aggregate amount for all such Foreign Subsidiaries not to exceed 10% of Consolidated Net Worth at any time. For purposes of determining the amount of "Indebtedness" under this
Section 8.12, any guaranties issued by a Foreign Subsidiary with respect to Indebtedness of a Borrower or Guarantor shall constitute "Indebtedness" of such Foreign Subsidiary.

         8.13    Capitalization Ratio.

                 (a) The Company shall not permit the Capitalization Ratio to be greater than the amounts specified at any time during the periods specified below, to-wit:

                        Period                                        Maximum Capitalization Ratio
                        ------                                        ----------------------------
From  and  including  the  Closing  Date  through  and
including September 29, 1998                                                  0.50 : 1.00

From  and including  September  30, 1998  through  and
including September 29, 1999                                                  0.45 : 1.00

From  and  including September  30,  1999  through and
including the Maturity Date                                                   0.40 : 1.00

         8.14 Minimum Net Worth. The Company will not permit its Consolidated Net Worth at any time to be less than the sum of (i) $530,514,000, plus (ii) 50% of Consolidated Net Income for each fiscal quarter beginning with the fiscal quarter ending September 30, 1997 (provided that no negative adjustment will be made for any fiscal quarter in the event that Consolidated Net Income is a deficit figure for such fiscal quarter).

         8.15 Interest Coverage Ratio. The Company shall not permit (as of the end of any fiscal quarter) the Interest Coverage Ratio for any period of four consecutive fiscal quarters to be less than the 3.00 to 1.00.

         8.16 Subsidiary Dividends. The Company will not, and it will not permit any of its Subsidiaries to, be a party to or enter into any agreement, instrument or other document which prohibits or restricts in any way, or to otherwise, directly or indirectly, create or cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (i) pay dividends or make any other distributions in respect of its capital stock or any other equity interest or participation in any Subsidiary, or pay or repay any Indebtedness owed to the Company or any Subsidiary, (ii) make loans or advances to the Company or (iii) transfer any of its properties or assets to the Company or any Subsidiary (subject to the rights of any holder of a Lien on any such properties or assets which Lien is a Permitted Lien). Notwithstanding the foregoing, this Section 8.16 shall not prohibit a Foreign Subsidiary from entering into or being a party to agreements of the type customarily entered into by Persons engaged in the same or similar business under similar circumstances in such countries.

         8.17 Debt of SPVs; No Liens or Stock Held by SPVs. Neither the Company nor any Subsidiary shall at any time (a) be directly or indirectly liable, by virtue of the Company or such Subsidiary being the primary obligor on, or a guarantor of (by way of Guaranty Obligation, statute, common law or otherwise), or otherwise contractually liable in any respect on, any Indebtedness of any SPV or (b) create or suffer to exist, upon or with respect to any part of its property, any Liens to secure any obligations owed by an SPV, except for Liens on the stock of an SPV permitted pursuant to Section 8.01(a)(xvi). The Company shall not permit any SPV to own or hold, directly or indirectly, any capital stock of, or any interest in or Lien on any property of, the Company or any Subsidiary.


                                   ARTICLE IX

                               EVENTS OF DEFAULT

         9.01 Event of Default. Any of the following shall constitute an "Event of Default":

                 (a) Non-Payment. Any Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or (ii) within five (5) Business Days after the same becomes due, any interest, fee or other amount payable hereunder or under any other Loan Document; or

                 (b) Representation or Warranty. Any representation or warranty by the Company or any other Borrower or any Guarantor made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                 (c) Specific Defaults. The Company fails to perform or observe any term contained in Section 7.03(a) or Article VIII; or

                 (d) Other Defaults. The Company or any other Borrower or Guarantor party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Company by Agent or any Bank;

                 (e) Cross-Default. The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

                 (f) Insolvency; Voluntary Proceedings. The Company, any Subsidiary Borrower, any Subsidiary Guarantor or any Material Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                 (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company, any Subsidiary Borrower, any Subsidiary Guarantor or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's, any Subsidiary Borrower's, any Subsidiary Guarantor's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company, any Subsidiary Borrower, any Subsidiary Guarantor or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S.
law) is ordered in any Insolvency Proceeding; or (iii) the Company, any Subsidiary Borrower, any Subsidiary Guarantor or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                 (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted in an unsatisfied liability of the Company or any Material Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000; the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $10,000,000; or (ii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000; or

                 (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Material Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $10,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

       (j)      Change of Control. There occurs any Change of Control; or

                 (k) Guarantor Defaults. Any Guaranty is for any reason (other than sale of a Subsidiary Guarantor as is permitted by this Agreement) partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any material respect the validity or enforceability thereof or denies that it has any further liability or obligation thereunder.

         9.02 Remedies. If any Event of Default occurs and is continuing, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

                 (a) declare the commitment of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

                 (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by the Company and the other Borrowers;

                 (c)      require cash collateral as provided in Section 3.07;
and

                 (d) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 9.01 (in the case of clause (i) of subsection
(g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Bank cash collateral as set forth in Section 3.07 shall automatically be due and payable, in each case without further act of the Agent, the Issuing Bank or any Bank and without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Company and each other Borrower.

         9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE X

                                   THE AGENT

         10.01 Appointment and Authorization; Agent. (a) Each Bank hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                 (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Banks to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

         10.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         10.03 Liability of Agent-Related Persons and Documentation Agent. None of the Agent-Related Persons nor the Documentation Agent shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent or the Documentation Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. None of the Agent-Related Persons nor the Documentation Agent shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         10.04 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                 (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

         10.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. Subject to subsection 10.04(a), the Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

         10.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons nor the Documentation Agent has made any representation or warranty to it, and that no act by any Agent-Related Person or the Documentation Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person or the Documentation Agent to any Bank. Each Bank represents to the Agent and the Documentation Agent that it has, independently and without reliance upon any Agent- Related Person or the Documentation Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person or the Documentation Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, neither the Agent nor the Documentation Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent-Related Persons or the Documentation Agent.

         10.07 Indemnification of Agent-Related Persons and Documentation Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand each Agent-Related Person and the Documentation Agent (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to any such indemnified Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs and out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent or the Documentation Agent.

         10.08 Agent and Documentation Agent in Individual Capacity. Each of BofA, Wells Fargo Bank (Texas), N.A. ("WFB") and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent or the Issuing Bank hereunder, and as though WFB were not the Documentation Agent hereunder, and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates and WFB or its Affiliates may receive information regarding the Company or its Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary or Affiliate) and acknowledge that neither the Agent-Related Persons nor WFB shall be under any obligation to provide such information to them. With respect to their respective Loans, each of BofA and WFB shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing Bank, or the Documentation Agent, respectively.

         10.09 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Majority Banks unless BofA shall also simultaneously be replaced as

"Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

         10.10 Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent and the Borrowers, to deliver to the Agent:

                          (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                          (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                          (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                 (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

                 (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                 (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax without reduction.

                 (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason, other than by reason of the Agent's gross negligence or willful misconduct) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         10.11 Documentation Agent; Arranger. The Documentation Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. The Arranger shall not have any obligations, liabilities, responsibilities or duties under this Agreement or the other Loan Documents. Without limiting the foregoing, neither the Documentation Agent nor the Arranger, shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on the Documentation Agent or on the Arranger in deciding to enter into this Agreement or in taking or not taking action hereunder.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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                                   ARTICLE XI

                                 MISCELLANEOUS

         11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company (or Subsidiary, as applicable) and acknowledged by the Agent, and then any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

                 (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.02);

                 (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

                 (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other Loan Document;

                 (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

                 (e) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks; or

                 (f)      discharge any Guarantor;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, only in a writing executed by the parties thereto.

         11.02 Notices. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company or any other Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

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                 (b)      All such notices, requests and communications shall,
when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next Business Day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or X to the Agent shall not be effective until actually received by the Agent, and notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on the applicable signature page hereof.

                 (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. Accordingly, the Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company or any other Borrower to give such notice and the Agent and the Banks shall not have any liability to the Company or any other Borrower or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

         11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         11.04 Costs and Expenses. Each of the Company and the other Borrowers agree, jointly and severally, to:

                 (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent and Issuing Bank) within fifteen Business Days after demand (subject to subsection 5.01(e)) for all costs and expenses incurred by BofA (including in its capacity as Agent and Issuing Bank) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent and Issuing Bank) with respect thereto; and

                 (b) pay or reimburse the Agent, the Arranger and each Bank within five Business Days after demand (subject to subsection 5.01(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

         11.05 Indemnification. Whether or not the transactions contemplated hereby are consummated, each of the Borrowers, jointly and severally, shall indemnify, defend and hold the Agent-Related Persons, the Documentation Agent, and each Bank and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each,

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an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or the Documentation Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

         11.06 Payments Set Aside. To the extent that one or more of the Borrowers makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

         11.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

         11.08 Assignments, Participations, etc. (a) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Agent and the Issuing Bank, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, the Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000 (or such lesser amount as may than be held by such Bank); provided, however, that in the event a Bank assigns less than all of its interests hereunder, it shall retain a Commitment of not less than $10,000,000 after the consummation of the assignment; provided, further, that the Borrowers and the Agent may continue to deal solely and directly with an assigning Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance"), together with any Note or Notes subject to such assignment, and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500.

                 (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                 (c) Within ten Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that they consent to such assignment in accordance with, and to the extent such consent is required under, subsection 11.08(a)), if requested by the Assignee named in such Assignment and Acceptance, the Borrowers shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment and if Assignor so requests, replacement Notes in the principal amount of the Commitment retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

                 (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company, the Issuing Bank and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section
11.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.01, 4.03 and 11.05 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                 (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Notes held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         11.09 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of

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all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) with the consent of the Company (which consent shall not be unreasonably withheld and which consent shall not be necessary during the existence of an Event of Default), to any Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) to any Participant, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; and (I) to its Affiliates for use in connection with administration of this Agreement.

         11.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of any one or more of the Borrowers against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         11.11 Company as Subsidiary Borrower Representative. Each Subsidiary Borrower hereby irrevocably designates and appoints the Company as the agent of such Subsidiary Borrower under this Agreement and the other Loan Documents for the purpose of receiving or giving notices and taking other actions permitted or required to be taken by a Borrower pursuant to the terms of this Agreement and the other Loan Documents. In furtherance of the foregoing, each Subsidiary Borrower hereby irrevocably grants to the Company such Subsidiary Borrower's power-of-attorney, and hereby authorizes the Company, to act in place of such Subsidiary Borrower with respect to such matters pursuant to the terms of this Agreement and the other Loan Documents and to take such other actions as are reasonably incidental thereto. The Company hereby agrees to provide prompt notice to the relevant Subsidiary Borrower of any action taken by the Company under this Agreement and the other Loan Documents in place of such Subsidiary Borrower, provided that the failure to so provide such notice shall not affect the obligations of such Subsidiary Borrower hereunder. The Agent is hereby authorized to

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direct to the Company all invoices and similar statements showing amounts due by the Borrowers hereunder.

         11.12 Interest. It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Agreement, the Notes or in any of the other Loan Documents securing the payment hereof or otherwise relating hereto, in no event shall this Agreement, the Notes or such other Loan Documents require or permit the payment, charging, taking, reserving, or receiving of any sums constituting interest under applicable laws which exceed the maximum nonusurious amount permitted by such laws. If any such excess interest is contracted for, charged, taken, reserved, or received in connection with the Loans evidenced by the Notes or in any of the Loan Documents securing the payment hereof or otherwise relating hereto, or in any communication by Agent or the Banks or any other person to any Borrower or any other person, or in the event all or part of the principal or interest thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under the Notes shall exceed the maximum nonusurious amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) any such excess shall be deemed an accidental and bona fide error and canceled automatically to the extent of such excess, and shall not be collected or collectible, (iii) any such excess which is or has been paid or received notwithstanding this paragraph shall be credited against the then unpaid principal balance of the Notes, or, if no principal balance is then outstanding, refunded to the applicable Borrower, and
(iv) the effective rate of interest shall be automatically reduced to the maximum nonusurious rate allowed under applicable laws as construed by courts having jurisdiction thereof or hereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved, or received in connection with the Notes or this Agreement which are made for the purpose of determining whether such rate exceeds the maximum nonusurious rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Loans, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every document and communication relating to the Notes, the Loans or any other Loan Document.

         11.13 Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law, each Borrower agrees that in the event a payment shall be made by any Guarantor under a Guaranty in respect of a Loan to such Borrower, such Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment subject to the provisions of the Guaranty executed by such Guarantor. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under this Section
11.13 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full of the Obligations. No failure on the part of a Borrower to make the payments required by this Section (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to any Guaranty, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor under each such Guaranty in accordance therewith.

         11.14 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all

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payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

         11.15 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         11.16 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         11.17 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         11.18 GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND APPLICABLE FEDERAL LAW.

                 (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND THE BANKS (OTHER THAN EDC) CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT AND THE BANKS (OTHER THAN EDC) IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE CORPORATION SERVICE COMPANY WITH OFFICES ON THE DATE HEREOF AT 80 STATE STREET, ALBANY, NEW YORK 12207, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SCHEDULE 11.02, SUCH SERVICE TO BECOME EFFECTIVE TEN DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL

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PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY BORROWER IN ANY OTHER
JURISDICTION. THE BORROWERS, THE AGENT AND THE BANKS (OTHER THAN EDC) EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW. As used in this subparagraph 11.18(b), "EDC" means Export Development Corporation but does not include assignees of Export Development Corporation under Section 11.08.

         11.19 WAIVER OF JURY TRIAL. THE BORROWERS, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         11.20 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrowers, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       NABORS INDUSTRIES, INC.


                                       By /s/ BRUCE P. KOCH
                                         --------------------------------------

                                       Name: Bruce P. Koch
                                            -----------------------------------

                                       Title: Vice President - Finance
                                             ----------------------------------

                                       -The Company-

                                       NABORS ALASKA DRILLING, INC.

                                       By /s/ RICHARD A. STRATTON
                                         --------------------------------------

                                       Name:  Richard A. Stratton
                                            -----------------------------------

                                       Title: Executive Vice President
                                             ----------------------------------


                                       NABORS DRILLING USA, INC.

                                       By /s/ RICHARD A. STRATTON
                                         --------------------------------------

                                       Name:  Richard A. Stratton
                                            -----------------------------------

                                       Title: President
                                             ----------------------------------


                                       NABORS INTERNATIONAL, INC.

                                       By /s/ ELIZABETH A. LEDIG
                                         --------------------------------------

                                       Name:  Elizabeth A. Ledig
                                            -----------------------------------

                                       Title: Vice President - Finance
                                             ----------------------------------


                                       SUNDOWNER OFFSHORE SERVICES,
                                       INC.

                                       By /s/ JERRY C. SHANKLIN
                                         --------------------------------------

                                       Name:  Jerry C. Shanklin
                                            -----------------------------------

                                       Title: President
                                             ----------------------------------

                                       NABORS OFFSHORE DRILLING, INC.

                                       By /s/ JERRY C. SHANKLIN
                                         --------------------------------------

                                       Name:  Jerry C. Shanklin
                                            -----------------------------------

                                       Title: President
                                             ----------------------------------


                                       NABORS DRILLING INTERNATIONAL
                                       LIMITED

                                       By /s/ ELIZABETH A. LEDIG
                                         --------------------------------------

                                       Name:  Elizabeth A. Ledig
                                            -----------------------------------

                                       Title: Vice President - Finance
                                             ----------------------------------

                                       -The Subsidiary Borrowers-


                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION,
                                       as Administrative Agent


                                       By /s/ CLAIRE LIU
                                         --------------------------------------

                                       Name:  Claire Liu
                                            -----------------------------------

                                       Title: Vice President
                                             ----------------------------------

                                       -The Agent-


                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION, as
                                       Issuing Bank, Swing Loan Bank and a Bank


                                       By /s/ CLAIRE LIU
                                         --------------------------------------

                                       Name:  Claire Liu
                                            -----------------------------------

                                       Title: Vice President
                                             ----------------------------------

                                       WELLS FARGO BANK (TEXAS),
                                       NATIONAL ASSOCIATION, as
                                       Documentation Agent and as a Bank


                                       By /s/ FRANK W. SCHAGEMAN
                                         --------------------------------------

                                       Name:  Frank W. Schageman
                                            -----------------------------------

                                       Title: Vice President
                                             ----------------------------------


                                       THE BANK OF NOVA SCOTIA


                                       By /s/ [ILLEGIBLE]
                                         --------------------------------------

                                       Name:  [ILLEGIBLE]
                                            -----------------------------------

                                       Title: Senior Manager Loan Operations
                                             ----------------------------------


                                       BANK ONE, TEXAS, NA


                                       By /s/ STEPHEN SHATTO
                                         --------------------------------------

                                       Name:  Stephen Shatto
                                            -----------------------------------

                                       Title: Vice President
                                             ----------------------------------


                                       THE BANK OF TOKYO-MITSUBISHI,
                                       LTD., HOUSTON AGENCY


                                       By /s/ JOHN W. MCGHEE
                                         --------------------------------------

                                       Name:  John W. McGhee
                                            -----------------------------------
                                              Title: Vice President & Manager
                                             ----------------------------------


                                       THE DAI-ICHI KANGYO BANK, LIMITED


                                       By /s/ SEIJI IMAJ
                                         --------------------------------------

                                       Name:  Seiji Imaj
                                            -----------------------------------

                                       Title: Vice President
                                             ----------------------------------

                                       EXPORT DEVELOPMENT CORPORATION


                                       By /s/ WILLIAM J. CLEMENTS
                                         --------------------------------------

                                       Name:  William J. Clements
                                            -----------------------------------

                                       Title: Financial Services Manager
                                             ----------------------------------


                                       By /s/ STEPHEN DEMPSEY
                                         --------------------------------------

                                       Name:  Stephen Dempsey
                                            -----------------------------------

                                       Title: Vice President
                                             ----------------------------------


                                       THE FUJI BANK, LIMITED -
                                       HOUSTON AGENCY


                                       By /s/ NATE ELLIS
                                         --------------------------------------

                                       Name:  Nate Ellis
                                            -----------------------------------

                                       Title: Vice President & Manager
                                             ----------------------------------


                                       ROYAL BANK OF CANADA


                                       By /s/ J.D. FROST
                                         --------------------------------------

                                       Name:  J. D. Frost
                                            -----------------------------------

                                       Title: Senior Manager
                                             ----------------------------------

                                 SCHEDULE 2.01

                                  COMMITMENTS
                              AND PRO RATA SHARES


                                                                                           Pro Rata
                   Bank                              Commitment                             Share
                   ----                              ----------                             -----
Bank of America National
Trust and Savings                                    $31,000,000                            15.5%
Association

Wells Fargo Bank (Texas),                            $29,000,000                            14.5%
National Association


Bank of Nova Scotia                                  $20,000,000                             10%


Bank One, Texas, NA                                  $20,000,000                             10%


The Bank of Tokyo-Mitsubishi,   Ltd.,                $20,000,000                             10%
Houston Agency


The Dai-Ichi Kangyo Bank, Limited                    $20,000,000                             10%


Export Development Corporation                       $20,000,000                             10%


The Fuji Bank, Limited -                             $20,000,000                             10%
Houston Agency


Royal Bank of Canada                                 $20,000,000                             10%


         TOTAL                                      $200,000,000                            100%

                                 SCHEDULE 2.02

                                 PRICING CHART



-------------------------------------------------------------------------------------------------------------
Pricing Level                   I             II            III             IV             V            VI
-------------------------------------------------------------------------------------------------------------
Rating                        A/A2           A-/A3         BBB+/           BBB/          BBB-/       BB+/Bal
                           or better                       Baa1           Baa2           Baa3       or lower
=============================================================================================================
Applicable Margin-
LIBOR Rate Loans             20.00          25.00         30.00           35.00         42.50         70.00
-------------------------------------------------------------------------------------------------------------
Applicable Margin-
    IBOR Rate Loans          50.00          50.00         50.00           50.00         50.00         50.00
-------------------------------------------------------------------------------------------------------------
Applicable Margin-
    Base Rate Loans           0.00          0.00           0.00            0.00          0.00          0.00
-------------------------------------------------------------------------------------------------------------
    Commitment Fee            6.50          8.50          10.00           12.50         15.00         25.00
-------------------------------------------------------------------------------------------------------------
Risk Participation Fee       20.00          25.00         30.00           35.00         42.50         70.00
-------------------------------------------------------------------------------------------------------------